EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Phoenix India Acquisition Corp.

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated January 11, 2006, on our audit of the financial statements of Phoenix India Acquisition Corp. for the period from July 13, 2005 (inception) through December 31, 2005.

/s/Miller Ellin and Company LLP
Miller Ellin and Company LLP
New York, New York
January 12, 2006